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                                                                    EXHIBIT 99.J

                       [LETTERHEAD OF ERNST & YOUNG LLP]


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Other Service Providers" in Post-Effective Amendment No. 13 under the Securities Act of 1933 and Amendment No. 15 under the Investment Company Act of 1940 to the Registration Statement (Form N-1a, No. 33-38461) and related Prospectus and Statement of Additional Information of Nicholas-Applegate Fund, Inc. and to the use of our report dated February 12, 1999, with respect to the financial statements and financial highlights of Nicholas-Applegate Growth Equity Fund for the year ended December 31, 1998.

                                                        Ernst & Young LLP

Los Angeles, California
March 12, 1999